As filed with the Securities and Exchange Commission on April 7, 2017

Registration No. 333-209700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12 Hartom Street, Har Hotzvim

Jerusalem 9777512, Israel

(Address of Principal Executive Offices)

Intec Pharma Ltd. 2005 Share Option Plan

Intec Pharma Ltd. 2015 Equity Incentive Plan

(Full title of the Plans)

Vcorp Agent Services, Inc.

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

(Name and address of agent for service)

(888) 528-2677

Telephone number, including area code, of agent for service

Copies to:

Dr. Shachar Hadar, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Robert L. Grossman, Esq. Joshua M. Samek, Esq. Greenberg Traurig, P.A. 333 Avenue of the Americas Miami, FL 33131 Tel: (305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☑	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2016 (Registration No. 333-209700) (the “Registration Statement”), is being filed by Intec Pharma Ltd. (the “Registrant” or “Company”) to (i) amend and restate in its entirety Item 3 of Part II (Incorporation of Documents by Reference) to clarify which Forms 6-K will be incorporated by reference into the Registration Statement and to otherwise update the documents incorporated by reference into the Registration Statement and (ii) amend and restate in its entirety Item 8 of Part II (Exhibits) to update the exhibits to the Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2016, filed with the Commission on April 7, 2017; and

(b)	The description of the Company’s Ordinary Shares contained in Item 1 of the registration statement on Form 8-A (File No. 001-37521), filed with the Commission on July 28, 2015.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and certain Reports on Form 6-K furnished by the Company to the Commission (which indicate on their cover pages that they are incorporated herein by reference), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

Item 8.	Exhibits

See “Exhibit Index” on page II-1 below.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel on this 7th day of April, 2017.

INTEC PHARMA LTD.

By:	/s/ Zeev Weiss
Zeev Weiss
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Kozarich John W. Kozarich	Chairman of the Board of Directors	April 7, 2017

/s/ Zeev Weiss Zeev Weiss	Chief Executive Officer (Principal Executive Officer)	April 7, 2017

/s/ Nir Sassi Nir Sassi	Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2017

/s/ Gil Bianco* Gil Bianco	Director	April 7, 2017

/s/ Zvi Joseph* Zvi Joseph	Director	April 7, 2017

/s/ Hila Karah* Hila Karah	Director	April 7, 2017

/s/ Issac Silberman* Issac Silberman	Director	April 7, 2017

/s/ Giora Carni Giora Carni	Director	April 7, 2017

* Signed by Zeev Weiss, as attorney in fact.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Intec Pharma Ltd. has signed this Post-Effective Amendment No. 1 to the Registration Statement on this 7th day of April, 2017.

VCORP AGENT SERVICES, INC.

By:	/s/ Laura Curtin
Name:	Laura Curtin
Title:	Secretary

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Association of Intec Pharma Ltd. (incorporated by reference to Exhibit 1.4 to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2016 filed with the Commission on April 7, 2017).

4.2	Specimen share certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 9, 2015 (File No. 333-204836) and incorporated by reference herein).

5.1**	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. as to the legality of the securities being registered.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited.

23.2**	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in Exhibit 5.1).

24.1**	Power of Attorney.

99.1	2005 Share Option Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (File No. 333-204836), filed with the Commission on June 9, 2015).

99.2**	Intec Pharma Ltd. 2015 Equity Incentive Plan.

*	Filed herewith.

**	Previously filed.